UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DOLBY LABORATORIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

December 28, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Dolby Laboratories, Inc. that will be held on February 6, 2007 at 10:30 a.m. Pacific Standard Time at the executive offices of Dolby Laboratories, Inc. located at 100 Potrero Avenue, San Francisco, CA 94103-4813.

Details regarding admission to the Annual Meeting of Stockholders and the business to be conducted are described in the accompanying Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of our 2006 Annual Report to Stockholders.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we hope you will vote as soon as possible. You may vote over the internet, as well as by telephone or by mailing a proxy or voting instruction form. Voting over the internet, by telephone, by written proxy or by written voting instruction form will ensure your representation at the Annual Meeting of Stockholders regardless of whether or not you attend in person. Please review the instructions on the proxy or voting instruction form regarding each of these voting options.

Thank you for your ongoing support of Dolby Laboratories, Inc.

Sincerely yours,

Bill Jasper

President and Chief Executive Officer

DOLBY LABORATORIES, INC.

Notice of Annual Meeting of Stockholders

to be held on February 6, 2007

To the Stockholders of Dolby Laboratories, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Dolby Laboratories, Inc., a Delaware corporation (the “Company”), will be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813 on Tuesday, February 6, 2007 at 10:30 a.m. Pacific Standard Time for the following purposes:

1.	To elect five directors to serve until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 28, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record as of the close of business on December 14, 2006 and their proxies are entitled to notice of and to vote at the Annual Meeting and any postponements, adjournments or continuations thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Any stockholder attending the Annual Meeting may vote in person even if the stockholder returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder giving you the right to vote the shares. You will need to bring proof of ownership of Company stock to enter the Annual Meeting.

By Order of the Board of Directors

Mark Anderson

Secretary

December 28, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY OR VOTING INSTRUCTION FORM IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR, IN MOST CASES, BY USING THE TELEPHONE OR THE INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING” IN THIS PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY OR VOTING INSTRUCTION FORM. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103-4813

(415) 558-0200

PROXY STATEMENT

The Board of Directors of Dolby Laboratories, Inc., a Delaware corporation (“we,” “us,” “Dolby” or the “Company”), is soliciting proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s executive offices located at 100 Potrero Avenue, San Francisco, CA 94103-4813 on Tuesday, February 6, 2007 at 10:30 a.m. Pacific Standard Time and any postponement, adjournment or continuation thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying notice and form of proxy are first being mailed to stockholders on or about December 28, 2006.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

What proposals will be voted on at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

•	The election of directors; and

•	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 28, 2007.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote:

•	“FOR” election of each of the nominated directors; and

•	“FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for our fiscal year ending September 28, 2007.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Those persons intend to vote that proxy in accordance with their best judgment.

What constitutes a quorum?

As of the close of business on December 14, 2006 (the “Record Date”), there were 39,279,187 shares of our Class A Common Stock outstanding and 69,317,627 shares of our Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes, on all matters being considered at the Annual Meeting. We refer to our Class A Common Stock and

Class B Common Stock collectively as our “Common Stock.” The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the Common Stock outstanding on the Record Date will constitute a quorum. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. Each holder of our Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date, and each holder of our Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held as of the Record Date. The Class A Common Stock and Class B Common Stock vote as a single class on all matters described in these proxy materials for which your vote is being solicited.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with Dolby’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.” Dolby sent directly to stockholders of record the Proxy Statement, Annual Report and proxy card.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or nominee, who is considered with respect to those shares the stockholder of record, forwarded the Proxy Statement and Annual Report, together with a voting instruction form, to you. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by completing the voting instruction form.

How do I vote?

You may vote using any of the following methods:

•	By Mail—Stockholders of record of Dolby Common Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the election of the nominated directors and “FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007. Dolby stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

•	By Internet—Stockholders of record of Dolby Common Stock with internet access may submit proxies by following the internet voting instructions on their proxy cards. Most Dolby stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for internet voting availability. Please be aware that if you submit voting instructions over the internet, you may incur costs such as telephone and internet access charges for which you will be responsible.

•	By Telephone—Stockholders of record of Dolby Common Stock who live in the United States or Canada may submit proxies by following the telephone voting instructions on their proxy cards. Most Dolby stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

•	In person at the Annual Meeting—Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone, or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by telephone or the internet, you may revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other item of business, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to the Board, “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).

What vote is required to approve each item?

In the election of directors, the five persons receiving the highest number of “FOR” votes at the Annual Meeting will be elected. The other proposal requires the affirmative “FOR” vote of a majority of the voting power of the shares present and voting at the Annual Meeting in person or by proxy.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, other than being counted for the purpose of determining a quorum, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting. Abstentions have the same effect as votes against the matter.

Is cumulative voting permitted for the election of directors?

No; the Company’s Bylaws do not permit cumulative voting at any election of directors.

How are proxies solicited?

The costs and expenses of soliciting proxies from stockholders will be borne by the Company. Employees, officers and directors of the Company may solicit proxies. In addition, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

Date of Our Fiscal Year End.

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and additional information about Dolby and its executive officers and directors. Some of the information is provided as of the end of our 2006 fiscal year and some information is provided as of a more current date. Each of our fiscal years ends on the last Friday of September. Our 2006 fiscal year ended on September 29, 2006, our 2005 fiscal year ended on September 30, 2005 and our 2004 fiscal year ended on September 24, 2004. Our 2007 fiscal year ends on September 28, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

The Board of Directors proposes the election of five directors of the Company, each to serve until the next annual meeting of stockholders or until his successor is duly elected and qualified. All of the nominees have been recommended for nomination by the Nominating and Governance Committee of the Board of Directors and all of them are currently serving as directors of the Company. All nominees were elected by the stockholders at last year’s annual meeting.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that the Company does not currently anticipate, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

Names of the nominees and certain biographical information about them as of the Record Date are set forth below:

Name	Age	Position with the Company	Director Since
Ray Dolby (1)	73	Founder and Chairman of the Board	1967

Bill Jasper (1)(2)	59	President, Chief Executive Officer and Director	2003

Peter Gotcher (2)(3)(4)(5)	47	Director	2003

Sanford Robertson (3)(4)(5)	75	Director	2003

Roger Siboni (3)(4)(5)	52	Director	2004

(1)	Member of the Outside Director Compensation Committee
(2)	Member of the Stock Plan Committee
(3)	Member of the Audit Committee
(4)	Member of the Compensation Committee
(5)	Member of the Nominating and Governance Committee

Ray Dolby, founder and chairman of Dolby Laboratories, was born in Portland, Oregon and grew up on the San Francisco peninsula. From 1949 through 1952 he worked on audio and instrumentation projects at Ampex Corporation, where from 1952 through 1957, as a student, he was mainly responsible for the development of the electronic aspects of the Ampex video tape recording system. He received his B.S. in electrical engineering from Stanford University in 1957 and, as a Marshall Scholar, left Ampex to pursue further studies at Cambridge University in England. He received a Ph.D. degree in physics from Cambridge in 1961.

In 1963, Dolby took up a two-year appointment as a United Nations technical advisor in India, then returned to England in 1965 to found Dolby Laboratories in London. In 1976 he established further offices, laboratories and manufacturing facilities in California. He holds more than 50 United States patents and has written papers on video tape recording, long wavelength X-ray analysis and noise reduction.

Honors and Awards—Audio Engineering Society: Fellow and Past President; Silver Medal; Gold Medal. British Kinematograph Sound and Television Society: Fellow; Science and Technology Award. Society of Motion Picture and Television Engineers: Fellow; Samuel L. Warner Memorial Award; Alexander M. Poniatoff Gold Medal; Progress Medal; Honorary Member. Academy of Motion Picture Arts and Sciences: Science and

Engineering Award; “Oscar” Award. National Academy of Television Arts and Sciences: “Emmy” Award. National Academy of Recording Arts and Sciences: “Grammy” Award. United States: National Medal of Technology. United Kingdom: Honorary O.B.E.

Bill Jasper, our President and Chief Executive Officer, joined Dolby Laboratories in February 1979 and has also served as a director since June 2003. Mr. Jasper served in a variety of positions prior to becoming President in May 1983, including as our Vice President, Finance and Administration and Executive Vice President. Mr. Jasper is a member of the Audio Engineering Society and the Society of Motion Picture and Television Engineers and an at-large member of the Academy of Motion Picture Arts and Sciences. He serves as chairman of the board of directors of FOCUS Enhancements. Mr. Jasper holds a B.S. degree in industrial engineering from Stanford University and a M.B.A. from the University of California at Berkeley.

Peter Gotcher has served as a director since June 2003. Mr. Gotcher is an independent investor. Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm, from September 1999 to January 2003. Prior to joining Redpoint Ventures, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to September 1999. Prior to joining Institutional Venture Partners, Mr. Gotcher founded and served as the president, chief executive officer and chairman of the board of Digidesign from 1984 to 1995. Digidesign was acquired by Avid Technology, a media software company, in 1995 and Mr. Gotcher served as the general manager of Digidesign and executive vice president of Avid Technology from January 1995 to May 1996. Mr. Gotcher serves on the boards of directors of several private companies. Mr. Gotcher holds a B.A. degree in English literature from the University of California at Berkeley.

Sanford Robertson has served as a director since June 2003. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the board of directors of Pain Therapeutics and salesforce.com. Mr. Robertson holds a B.B.A. and a M.B.A. from the University of Michigan.

Roger Siboni has served as a director since July 2004. Mr. Siboni served as the chairman of the board of directors of E.piphany, Inc., a provider of customer interaction software, from December 1999 until E.piphany, Inc. was acquired by SSA Global Technologies, Inc. in September 2005. Mr. Siboni also served as president and chief executive officer of E.piphany from August 1998 to July 2003. From July 1996 to August 1998, Mr. Siboni was deputy chairman and chief operating officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting firm. From July 1993 to June 1996, Mr. Siboni was managing partner of the KPMG Peat Marwick LLP’s information, communication and entertainment practice. Mr. Siboni also serves on the boards of directors of Cadence Design Systems and Postini. Mr. Siboni holds a B.S. degree in business administration from the University of California at Berkeley.

There are no family relationships among any of our directors and executive officers. Our Bylaws permit our Board of Directors to establish by resolution the authorized number of directors, and five directors are currently authorized. Our Board of Directors currently consists of five members.

The Board of Directors recommends a vote “FOR” election as director of each of the nominees set forth above.

Compensation of Directors

We pay each of our non-employee directors $30,000 per year for their services as members of our Board of Directors. In addition, Mr. Siboni receives $20,000 for his services as chairman of our Audit Committee. On June 6, 2006, the Outside Director Compensation Committee approved an additional $10,000 per year for Mr. Gotcher’s services as chairman of our Compensation Committee. The Outside Director Compensation Committee also approved an $1,000 per meeting fee for non-employee director attendance at Board and committee meetings commencing June 6, 2006. Prior to June 6, 2006, non-employee directors did not receive meeting attendance fees. We also reimburse our non-employee directors for reasonable travel expenses in connection with attendance at Board and committee meetings.

On June 6, 2006, the Board amended and restated our 2005 Stock Plan to increase the number of shares of Class A Common Stock underlying automatic initial option grants for new non-employee directors from 20,000 to 25,000. Initial option grants vest over three years at a rate of one-third upon each anniversary of grant date as long as the director continues to serve on the applicable vesting date.

In addition, immediately following each annual meeting of our stockholders non-employee directors who have been directors for at least six months automatically receive an option to purchase shares of our Class A Common Stock, with one-third of the shares covered by these options vesting on each of the first three anniversaries of the grant date as long as the director continues to serve on the applicable vesting date. These options will become fully vested and exercisable immediately prior to a change in control of the Company. Specifically, on February 14, 2006, we granted options to purchase 10,000 shares of Class A Common Stock to each of Messrs. Gotcher, Robertson and Siboni at an exercise price of $20.10 per share. On June 6, 2006, the Board amended and restated our 2005 Stock Plan to increase the number of shares of Class A Common Stock underlying automatic ongoing option grants to our non-employee directors from 10,000 to 12,500.

Directors who are employees of the Company do not receive any compensation for their service on the Board of Directors.

Board Meetings and Committees

The Board of Directors held seven meetings during fiscal 2006. Each of our directors attended at least 75% of the aggregate number of meetings held by the Board of Directors and of the committees on which such director served during fiscal 2006.

The independent members of the Board also meet in executive session without management present on a regular basis. The chairmen of the committees rotate as Presiding Director of these executive sessions on an annual basis. Mr. Siboni, the chairman of the Audit Committee, is the Presiding Director until January 2007, then the chairman of the Compensation Committee, Peter Gotcher, will act as the Presiding Director until January 2008, at which time the chairman of the Nominating and Governance Committee, Sanford Robertson, will act as the Presiding Director until January 2009.

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, an Outside Director Compensation Committee and a Stock Plan Committee, each of which has the composition and responsibilities described below. Each committee acts pursuant to written charters approved by the Board of Directors, which are available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices.

Audit Committee

The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Siboni is the chairman of our Audit

Committee. The Audit Committee held twelve meetings during fiscal 2006. Our Board has determined that each member of our Audit Committee meets the requirements for independence under the current requirements of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”) rules and regulations. The Board of Directors also has determined that each of Messrs. Gotcher, Robertson and Siboni meet the requirements for financial literacy under the applicable rules and regulations of the NYSE and SEC, and are “Audit Committee financial experts” as defined in SEC rules. The Audit Committee is responsible for, among other things:

•	Monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	Selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	Evaluating the qualifications, performance and independence of our independent auditors;

•	Evaluating the performance of our internal audit function;

•	Reviewing the adequacy and effectiveness of our control policies and procedures;

•	Acting as our Qualified Legal Compliance Committee (“QLCC”); and

•	Preparing the Audit Committee report that the SEC requires in our annual Proxy Statement.

The Board of Directors designated the Audit Committee to act as the Company’s QLCC. The QLCC was created to review any report made directly, or otherwise made known, to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of U.S. federal or state securities or other law. The QLCC may receive and consider reports, investigate them, retain material experts or counsel to assist or advise them and make recommendations of an appropriate response. The QLCC may notify the SEC of any material violation.

The Audit Committee acts pursuant to a written charter approved by the Board of Directors, which is included as Appendix A to this Proxy Statement.

The report of the Audit Committee is included in this Proxy Statement.

Compensation Committee

The current members of the Compensation Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Gotcher is the chairman of our Compensation Committee. The Compensation Committee held eight meetings during fiscal 2006. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Compensation Committee is responsible for, among other things:

•	Reviewing and approving corporate goals and objectives relevant to CEO compensation and evaluating our CEO’s performance in light of those goals and objectives;

•	Reviewing and recommending to the independent members of the Board for our CEO: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Reviewing and recommending to the Board for our other executive officers: annual base salary, annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, and any other benefits, compensation or arrangements;

•	Administering the Company’s equity incentive plans, including issuing equity awards under such plans;

•	Evaluating and recommending to the independent members of our Board compensation plans, policies and programs for our CEO;

•	Evaluating and recommending to the Board compensation plans, policies and programs for our other executive officers; and

•	Preparing the Compensation Committee report that the SEC requires in our annual Proxy Statement.

The Compensation Committee adopted the Equity-Based Award and Grant Vesting Policy (the “Policy”) described below under “Corporate Governance Matters” and acts pursuant to the terms and conditions of the Policy.

The report of the Compensation Committee is included in this Proxy Statement.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Peter Gotcher, Sanford Robertson and Roger Siboni, each of whom is a non-employee member of our Board of Directors. Mr. Robertson is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee held five meetings during fiscal 2006. Our Board has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current requirements of the NYSE and SEC rules and regulations. The Nominating and Governance Committee is responsible for, among other things:

•	Assisting the Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders;

•	Developing and recommending to the Board governance principles applicable to us;

•	Overseeing the evaluation of the Board of Directors, each Board committee and management;

•	Recommending to the Board of Directors members for each Board committee; and

•	Making an annual report to the Board on succession planning.

Outside Director Compensation Committee

The current members of the Outside Director Compensation Committee are Ray Dolby and Bill Jasper. The Outside Director Compensation Committee held two meetings during fiscal 2006. The Outside Director Compensation Committee is responsible for reviewing and approving the form and amount of compensation awarded to our non-employee directors.

Stock Plan Committee

The current members of the Stock Plan Committee are Peter Gotcher and Bill Jasper. The Stock Plan Committee held one meeting during fiscal 2006. The Stock Plan Committee has the authority to grant equity-based awards to employees and consultants who are not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors or the Compensation Committee. Equity grants by the Stock Plan Committee are subject to the terms and conditions of the Policy described below under “Corporate Governance Matters.” The Stock Plan Committee did not grant any equity-based awards in fiscal 2006. Instead, the Compensation Committee, our CEO acting as a committee of the Board and certain authorized officers granted all equity-based awards that were made in fiscal 2006.

Delegation of Equity Award-Granting Authority to CEO and Certain Other Executive Officers

In May 2005, the Board of Directors delegated authority to our CEO, as a one-person committee of the Board of Directors, to grant new hire, performance, promotion and retention equity-based awards to employees and consultants who are not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees or consultants established by the Company and approved by the Board of Directors or the Compensation Committee. Our CEO made equity grants on four occasions in fiscal 2006.

In August 2006, the Board of Directors delegated authority to each of our Executive Vice President, Business Affairs, Chief Financial Officer and General Counsel, acting individually, to grant equity-based awards to new employees who were not executive officers or directors of the Company within guidelines for the size of grants to particular levels of employees established by the Company and approved by the Board of Directors or the Compensation Committee. Such authority was used on one occasion in fiscal 2006.

In December 2006, the Board of Directors rescinded the authority granted in May 2005 and August 2006 to the CEO and the three other executive officers to make certain equity awards. At the same time, the Board of Directors authorized any two or more of the four executive officers acting together to grant equity-based awards to employees who are not executive officers or directors of the Company on the date of grant within guidelines for the size of grants to particular levels of employees established by the Company and approved by the Board of Directors or the Compensation Committee. The Board of Directors also specified that all such grants must be made in accordance with the Policy described below under “Corporate Governance Matters.”

Corporate Governance Matters

Equity-Based Award and Grant Vesting Policy

On August 2, 2006 the Compensation Committee adopted an Equity-Based Award and Grant Vesting Policy (the “Policy”). The Policy applies to all equity-based awards to consultants and employees, including executive officers, senior management and professional and support staff. The Policy provides:

•	New hire, promotion and retention awards shall only be made once per month on the 15th day of the month. In the event the 15th day of the month falls on a weekend or holiday, awards shall be made on the first business day immediately following the 15th day of the month.

•	Ongoing awards (i.e., other than new hire, promotion and retention awards) may only be made once per fiscal quarter on the third trading day following the date of the earnings release relating to financial results for the prior fiscal quarter.

•	To the extent that a pricing term is applicable to a particular award (e.g., exercise price for a stock option award), the pricing term will be established by reference to the fair market value of the Company’s Class A Common Stock on the award date as determined in accordance with applicable equity plan provisions.

•	Equity-based award approvals by meeting and by unanimous written consent may precede the award date so long as the approval is effective as of the respective award date. Approvals (by meeting or unanimous written consents) of equity-based awards may never occur after the award date.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct and Ethics is available on the Company’s website at http://www.dolby.com—“Investor Relations”—“Corporate Governance” or in print by contacting Investor Relations at our principal executive offices. The Company will post on the Investor Relations section of our website any amendments or waivers to the Code of Business Conduct and Ethics that are required to be disclosed by the rules of the SEC or NYSE.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the role and composition of, and policies applicable to, the Board of Directors. The Nominating and Governance Committee will periodically review the guidelines and report any recommendations to the Board. The Corporate Governance Guidelines are available on the Company’s website at http://www.dolby.com—“Investor Relations”—”Corporate Governance” or in print by contacting Investor Relations at our principal executive offices.

Board Independence

The Board of Directors has determined that, other than Messrs. Dolby and Jasper, each of the directors of the Company has no material relationship with the Company and is independent within the meaning of the standards established by the NYSE and the director independence standards of the SEC as currently in effect. In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, accounting, legal, banking, consulting, charitable and familial relationships. The Board of Directors also applied the following standards, which provide that a director will not be considered independent if he:

•	Is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	Has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	Is, or has an immediate family member who is, a current partner of a firm that is the Company’s internal or external auditor; is a current employee of such firm, or has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or, has, or has an immediate family member who has, been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	During the past three years, has, or has an immediate family member who has, been employed as an executive officer of another company where any of the Company’s present executives at the same time, serve, or served, on the other company’s compensation committee; or

•	Has been employed as an employee, or has an immediate family member who has been employed as an executive officer of, another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues.

The Board of Directors determined that the independent directors met the foregoing standards.

Policy for Director Recommendations and Nominations

It is the policy of the Nominating and Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding at least 250,000 shares of the Company’s Common Stock continuously for at least twelve months prior to the date of the submission of the recommendation.

A stockholder that wants to recommend a candidate for election to the Board of Directors should send the recommendation by letter to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership, addressing issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like and personal references.

The committee will use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board of Directors:

•	The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources;

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the committee will consider the following:

•	The current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board;

•	Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors; and

•	Other factors that the committee may consider appropriate.

•	The committee requires the following minimum qualifications, which are the desired qualifications and characteristics for Board membership, to be satisfied by any nominee for a position on the Board:

•	The highest personal and professional ethics and integrity;

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	Skills that are complementary to those of the existing Board;

•	The ability to assist and support management and make significant contributions to the Company’s success; and

•	An understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•	If the committee determines that an additional or replacement director is required, the committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management; and

•	The committee may propose to the Board a candidate recommended or offered for nomination by a stockholder as a nominee for election to the Board.

Policies and Procedures for Communications to Independent Directors

In cases where stockholders or interested parties wish to communicate directly with our non-management directors, messages can be sent to our General Counsel, at generalcounsel@dolby.com, or to Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813, Attn: General Counsel. Our General Counsel monitors these communications and will provide a summary of all received messages to the Board of Directors at each regularly scheduled meeting of the Board of Directors, or if appropriate, solely to the non-management directors at each regularly scheduled executive session of non-management directors. Where the nature of a communication warrants, our General Counsel may obtain the more immediate attention of the appropriate committee of the Board or non-management director, of independent advisors or of Company management, as our General Counsel considers appropriate. Our General Counsel may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

These procedures do not apply to communications to non-management directors from officers or directors of the Company who are stockholders or interested parties, or to stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Attendance at Annual Meeting of Stockholders

We encourage our directors to attend our annual meetings of stockholders. All members of the Board of Directors attended the 2006 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations. The members of the Compensation Committee are Peter Gotcher, Sanford Robertson and Roger Siboni.

Whistleblower Policy

The Audit Committee has established a telephone and internet whistleblower hotline available to employees of the Company for the anonymous submission of suspected violations, including accounting, internal controls, or auditing matters, harassment, fraud and policy violations.

Formation of a Qualified Legal Compliance Committee

The Audit Committee was designated by the Board of Directors to act as a Qualified Legal Compliance Committee. For more information see the description of the QLCC under the heading “Audit Committee.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of November 30, 2006, as to shares of Common Stock beneficially owned by: (i) each person who is known by the Company to own beneficially more than 5% of either our Class A Common Stock or Class B Common Stock, (ii) each of our directors, (iii) each of our executive officers named under “Executive Compensation—Summary Compensation Table” (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group. The information provided in the table is based on our records, information filed with the SEC and information furnished by the respective individuals or entities, as the case may be.

Applicable percentage ownership is based on 39,035,989 shares of Class A Common Stock and 69,388,883 shares of Class B Common Stock outstanding at November 30, 2006. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Common Stock subject to options held by that person that were currently exercisable or exercisable within 60 days of November 30, 2006. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	% Total Voting Power(1)
5% Stockholders:
Ray Dolby Trust (2)	—	—	63,333,000	91.3	86.4
Ray and Dagmar Dolby Investments, L.P. (3)	—	—	4,667,000	6.7	6.4
Eagle Asset Management, Inc. (4)	3,535,283	9.1	—	—	*
T. Rowe Price Associates, Inc. (5)	3,199,740	8.2	—	—	*
Goldman Sachs Asset Management, L.P. (6)	3,143,657	8.1	—	—	*
Charles P. Coleman III. (7)	2,480,492	6.4	—	—	*
Kornitzer Capital Management, Inc. (8)	2,130,575	5.5	—	—	*
Brown Capital Management, Inc. (9)	1,985,250	5.1	—	—	*

Directors and Executive Officers:
Ray Dolby (10)	100	*	68,000,000	98.0	92.8
Bill Jasper (11)	22,746	*	906,250	1.3	1.2
Mark Anderson (12)	10,000	*	9,375	*	*
Marty Jaffe (13)	15,000	*	70,000	*	*
David Watts (14)	7,500	*	148,000	*	*
Kevin Yeaman (15)	37,500	*	—	—	*
Peter Gotcher (16)	3,333	*	60,000	*	*
Sanford Robertson (17)	3,333	*	—	—	*
Roger Siboni (18)	3,333	*	66,666	*	*
All executive officers and directors as a group (12 persons) (19)	134,313	*	69,517,777	99.0	94.7

*	Less than one percent.

(1)	Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, as a single class. Each holder of Class B Common Stock is entitled to ten votes per share of Class B Common Stock and each holder of Class A Common Stock is entitled to one vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis.
(2)	Shares beneficially owned by the Ray Dolby Trust are comprised of 63,333,000 shares held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Trust Instrument dated May 7, 1999.
(3)	Investment power over the 4,667,000 shares held by Ray and Dagmar Dolby Investments, L.P. is held by Ray Dolby, as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999. Voting power over 2,333,500 of the shares held by Ray and Dagmar Dolby Investments, L.P. is held by Thomas E. Dolby, son of Ray and Dagmar Dolby, as Special Trustee of the Ray Dolby 2002 Trust A, dated April 19, 2002. Voting power over 2,333,500 of the shares held by Ray and Dagmar Dolby Investments, L.P. is held by David E. Dolby, son of Ray and Dagmar Dolby, as Special Trustee of the Ray Dolby 2002 Trust B, dated April 19, 2002.
(4)	Based on its Schedule 13G filed May 9, 2006, wherein Eagle Asset Management, Inc. (“Eagle”) reported beneficial ownership of 3,535,283 shares of Class A Common Stock. Eagle reported sole voting power as to 3,535,283 shares and sole dispositive power as to 3,535,283 shares. The address for Eagle is 880 Carillon Parkway, St. Petersburg, FL 33716.
(5)	Based on information supplementally provided to us by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individuals and institutional investors including the T. Rowe Price Mid-Cap Growth Fund, Inc. (which owns 2,200,000 shares, representing 5.6% of the shares of Class A Common Stock outstanding), for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates has sole dispositive power as to 3,199,470 shares and sole voting power as to 740,900 shares. T. Rowe Price Mid-Cap Growth Fund, Inc. has sole voting power as to 2,200,000 shares and no dispositive power as to any shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates is 100 E. Pratt Street, Baltimore, MD 21202.
(6)	Based on its Schedule 13G filed February 6, 2006, wherein Goldman Sachs Asset Management, L.P. (“GSAM LP”) reported beneficial ownership of 3,143,657 shares of Class A Common Stock. GSAM LP reported sole voting power as to 2,700,432 shares and sole dispositive power as to 3,143,657 shares. GSAM LP, an investment advisor, disclaimed beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties. The address for GSAM LP is 32 Old Slip, New York, NY 10005.
(7)	Based on the Schedule 13G filed February 14, 2006, wherein Charles P. Coleman, III reported beneficial ownership of 2,480,492 shares of Class A Common Stock. Tiger Global Performance, L.L.C. (“Tiger Performance”) serves as the general partner of two domestic private investment partnerships. Tiger Global, Management L.L.C. (“Tiger Management”) has been retained by Tiger Performance to serve as the management company of the two partnerships. Tiger Management also serves as the investment manager of an offshore investment vehicle. Mr. Coleman is the managing member of both Tiger Management and Tiger Performance. In accordance with the foregoing, Mr. Coleman and Tiger Management may be deemed to beneficially own the securities of the Company owned by the various entities managed by Tiger Management, and Tiger Performance may be deemed to beneficially own the securities of the Company owned by the partnerships for which it serves as general partner. Mr. Coleman and Tiger Management reported shared voting and dispositive power as to 2,480,492 shares and Tiger Performance reported shared voting and dispositive power as to 1,987,686 shares. The address for Mr. Coleman, Tiger Management and Tiger Performance is 101 Park Avenue, 48th Floor, New York, NY 10178.
(8)

Based on its Schedule 13G filed February 2, 2006, wherein Kornitzer Capital Management, Inc. (“KCM”) reported beneficial ownership of 2,130,575 shares of Class A Common Stock. KCM reported KCM is an investment adviser with respect to the shares of Class A Common Stock for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Class A Common Stock. KCM reported shared voting power as to 2,130,575 shares and shared dispositive power as to 2,130,575 shares. The address for KCM is 5420 West 61st Place, Shawnee Mission, KS 66205.

(9)	Based on its Schedule 13G/A filed February 6, 2006, wherein Brown Capital Management, Inc. (“Brown”) reported beneficial ownership of 1,985,250 shares of Class A Common Stock. Brown reported all of the shares are owned by various investment advisory clients of Brown, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Exchange Act, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the Class A Common Stock. Brown reported sole voting power as to 1,548,050 shares and sole dispositive power as to 1,985,250 shares. The address for Brown is 1201 N. Calvert Street, Baltimore, MD 21202.
(10)	Shares beneficially owned by Ray Dolby include the 63,333,000 shares of Class B Common Stock held of record by Ray Dolby as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999, and the 4,667,000 shares of Class B Common Stock held of record by Ray and Dagmar Dolby Investments, L.P. over which Ray Dolby, as Trustee of the Ray Dolby Trust under the Dolby Family Instrument dated May 7, 1999, holds investment power.
(11)	Shares beneficially owned by Mr. Jasper represent 2,746 shares of Class A Common Stock and 339,831 shares of Class B Common Stock held by Mr. Jasper, 240,000 shares of Class B Common Stock held of record by the N. William Jasper, Jr. 2004 Irrevocable Trust, 80,000 shares of Class B Common Stock held of record by the Kristen L. McFarland 2004 Irrevocable Trust and options held by Mr. Jasper to purchase 20,000 shares of Class A Common Stock and 246,419 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(12)	Includes options held by Mr. Anderson to purchase 10,000 shares of Class A Common Stock and 9,375 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(13)	Includes options held by Mr. Jaffe to purchase 15,000 shares of Class A Common Stock and 67,250 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(14)	Includes options held by Mr. Watts to purchase 7,500 shares of Class A Common Stock and 115,000 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(15)	Includes options held by Mr. Yeaman to purchase 37,500 shares of Class A Common Stock that are exercisable within 60 days of November 30, 2006.
(16)	Includes options held by Mr. Gotcher to purchase 3,333 shares of Class A Common Stock and 60,000 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(17)	Includes options held by Mr. Robertson to purchase 3,333 shares of Class A Common Stock that are exercisable within 60 days of November 30, 2006.
(18)	Includes options held by Mr. Siboni to purchase 3,333 shares of Class A Common Stock and 66,666 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.
(19)	Includes options held by all executive officers and directors to purchase an aggregate of 129,249 shares of Class A Common Stock and 800,321 shares of Class B Common Stock that are exercisable within 60 days of November 30, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Asset Contribution; Licensing Agreements with Ray Dolby Regarding Intellectual Property

Ray Dolby founded Dolby Laboratories to develop noise reduction technologies he had invented. Throughout nearly all of our over 40 year history and until our initial public offering in February 2005, Ray Dolby retained ownership of the intellectual property rights he created related to our business. On February 16, 2005, Ray Dolby contributed to us all rights in intellectual property related to our business that he and his affiliates held. In connection with the asset contribution agreement, Ray Dolby entered into an employee proprietary rights agreement substantially in the form that all employees of the Company enter into in connection with their employment. This agreement became effective on February 16, 2005. Under the terms of this agreement, all future inventions created by Ray Dolby related to our business while he remains an employee will be assigned to the Company. Under this agreement, Ray Dolby also agreed to abide by a conflicts of interest policy substantially in the form that all other employees are required to sign. However, the conflict of interest policy that Ray Dolby signed differs from our standard policy in that, among other matters, it permits him to use our equipment, supplies and facilities to conduct research and development on matters unrelated to our business; does not apply to any lease agreement we have entered into or may enter into with him; and permits him to have up to a ten percent interest, instead of up to a two percent interest, in a competitor, customer, licensee or supplier without being in violation of the policy and limits the provision of the policy related to having interests in these entities only to direct interests.

Real Estate Transactions

Lease for 100 Potrero Avenue

Since 1980, we have leased our principal executive offices located at 100 Potrero Avenue, San Francisco, California from Ray Dolby. We also lease additional parking and warehouse space from Ray Dolby in connection with our lease of 100 Potrero Avenue. In December 2005 we renegotiated the leases and extended their terms until December 31, 2013, with the option to renew the leases for two additional five-year terms. Our rent expense for these facilities was $1.8 million in fiscal 2006. We are generally responsible for the condition, operation, repair, maintenance, security and management of the properties. We have also agreed to indemnify and hold Ray Dolby, as landlord, harmless from and against certain liabilities, damages, claims, costs, penalties and expenses arising from our conduct related to the properties.

Jointly Owned Real Estate Entities

Ray and Dagmar Dolby, the Ray Dolby Trust or the Dolby Family Trust Instrument dated May 7, 1999 (“Dolby Family Trust”) owns a majority financial interest in five real estate entities that own and lease commercial real property to us. We own the remaining financial interests in these real estate entities. The following table sets forth, for each of the five real estate entities, the person or entity that owns the majority financial interest in the real estate entity, the percentage interest owned by the majority owner in such real estate entity and the location of the property subject to the applicable lease. The leased property in San Francisco, California includes our principal administrative offices at 999 Brannan Street.

Real Estate Entity	Majority Owner	Majority Ownership Interest	Location of Property Leased to Us
Dolby Properties, LLC	Ray Dolby Trust	62.5%	San Francisco, California
Dolby Properties Burbank, LLC	Dolby Family Trust	51.0%	Burbank, California
Dolby Properties Brisbane, LLC	Dolby Family Trust	51.0%	Brisbane, California
Dolby Properties UK, LLC	Dolby Family Trust	51.0%	Wootton Bassett, England
Dolby Properties, LP	Ray and Dagmar Dolby	90.0%	Wootton Bassett, England

Our expense recorded for rents payable to such entities was $5.7 million in fiscal 2006.

When we negotiate a lease agreement with Ray Dolby or any of the jointly owned real estate entities, we engage real estate brokers to provide fair market rent and lease terms based on a summary of comparable properties located in the area of the subject property. The brokers are instructed that the transaction is intended to be completed on an “arm’s-length” basis. We believe that all of our leases were entered into on a reasonable fair market basis.

The properties owned by Dolby Properties, LLC in San Francisco, California, Dolby Properties Burbank, LLC in Burbank, California, and Dolby Properties UK, LLC in Wootton Bassett, England were purchased with capital contributions and proceeds from bank loans. We guarantee each of these bank loans. As of September 29, 2006, the aggregate outstanding principal balance on all these bank loans was approximately $12.3 million.

Other Arrangements with Ray Dolby

Mr. Dolby received a salary of $174,038 in fiscal 2006 as an employee of the Company. Mr. Dolby agreed to a reduced salary of $100,000 on an annualized basis effective January 1, 2006. In fiscal 2006, the Company paid Mr. Dolby’s life insurance premiums and he was included in our standard health care and retirement plans, for benefits totaling $19,977.

In the past, we have allowed Ray Dolby and members of his family the use our office facilities for their personal purposes on a limited basis, and we expect this use to continue in the future. For example, Ray Dolby currently uses two offices in one of our facilities for non-Company related activities. In addition, members of Ray Dolby’s family are allowed to use our conference and screening rooms for personal purposes approximately ten times per year. We estimate that the aggregate value to Ray Dolby’s family of such personal use was less than $40,000 in fiscal 2006. In addition, in fiscal 2006 we paid Ray Dolby $1,200 per month for the use by our employees of a condominium he owns in Alpine Meadows, California. Our Board of Directors has approved of these arrangements, and has approved the continuation of these arrangements in the future.

EXECUTIVE COMPENSATION

The following table summarizes all compensation paid to or accrued for (i) the Company’s Chief Executive Officer and (ii) each of the Company’s other four most highly compensated executive officers as of September 29, 2006 for services rendered in all capacities to the Company for the fiscal years ended September 29, 2006, September 30, 2005 and September 24, 2004.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)(2)		Securities Underlying Options		All Other Compensation ($)(3)(4)
Bill Jasper	2006	627,901		585,000		—		29,343	(5)
President and Chief Executive Officer	2005	611,539		383,078		80,000		33,840	(6)
	2004	592,949		1,723,165	(7)	900,000		228,716	(8)

Mark Anderson	2006	309,026		214,500		—		25,001	(9)
Senior Vice President, General Counsel and	2005	307,243		141,561		40,000		25,118	(10)
Secretary	2004	237,500	(11)	160,691	(12)	157,500	(13)	610	(14)

Marty Jaffe	2006	366,282		254,375		—		25,631	(15)
Executive Vice President, Business Affairs	2005	357,287		173,218		60,000		25,378	(16)
	2004	334,395		272,658		180,000		57,276	(17)

David Watts (18)	2006	336,707		231,688		—		56,661	(19)
Senior Vice President and Managing Director,	2005	318,600		151,144		30,000		53,649	(20)
United Kingdom Branch	2004	311,034		206,321		180,000		56,753	(21)

Kevin Yeaman	2006	316,389	(22)	303,344	(23)	150,000	(24)	881	(25)
Chief Financial Officer	2005	—		—		—		—
	2004	—		—		—		—

(1)	For fiscal 2006 and 2004, amounts shown represent 52 weeks of salary. For fiscal 2005, amounts shown represent 53 weeks of salary.
(2)	Includes (in each fiscal year) bonuses earned during the fiscal year and paid in the subsequent fiscal year.
(3)	Amounts include employer profit-sharing and matching 401(k) plan contributions under our retirement plan. Fiscal 2006 and 2004 each included pay periods for a 52-week year, while fiscal 2005 included pay periods for a 53-week year.

(4)	We previously paid premiums for split-dollar life insurance policies for certain of our executive officers. We ceased these payments in fiscal 2004 and transferred the full value of those policies to the executive officer. In addition, in fiscal 2004 we received a cash dividend from an insurer on the split-dollar life insurance policies, which we allocated among the executive officers covered by policies with that insurer.
(5)	Comprised of $23,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $1,253 in life insurance premiums and $4,200 received in connection with an auto allowance. We ceased paying auto allowances in fiscal 2006.
(6)	Comprised of $22,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $2,640 in life insurance premiums and $8,400 received in connection with an auto allowance.
(7)	Includes $1,185,415 for a non-cash stock bonus of 571,560 shares (not subject to vesting) granted in January 2004, based on the value on the date of award of $2.074 per share.
(8)	Comprised of $33,386 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $792 in life insurance premiums, $103,394 in contributions under our senior executive supplemental retirement plan, $53,048 received in connection with the transfer of a split-dollar life insurance policy, $29,696 received in connection with the allocation of a dividend received on split-dollar life insurance policies and $8,400 received in connection with an auto allowance. We ceased making contributions under our senior executive supplemental retirement plan in fiscal 2004.
(9)	Comprised of $23,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,111 in life insurance premiums.
(10)	Comprised of $22,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $2,318 in life insurance premiums.
(11)	Mr. Anderson joined us as Vice President, General Counsel on November 20, 2003, and his salary for fiscal 2004 reflects a partial year of employment.
(12)	Bonus paid for fiscal 2004 includes a $50,00 sign-on bonus paid during the fiscal year.
(13)	Includes 37,500 options granted in connection with commencement of employment.
(14)	Comprised of $610 in life insurance premiums.
(15)	Comprised of $23,890 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $1,741 in life insurance premiums.
(16)	Includes $22,800 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan and $2,578 in life insurance premiums.
(17)	Comprised of $26,694 in employer profit-sharing and matching 401(k) plan contributions under our retirement plan, $756 in life insurance premiums and $29,826 received in connection with the transfer of a split-dollar life insurance policy.
(18)	Amounts derived from the British pound sterling for fiscal 2006 have been expressed in U.S. dollars based on the noon buying rate for the British pound sterling of $1.85 on September 29, 2006, for fiscal 2005 have been expressed in U.S. dollars based on the noon buying rate for the British pound sterling of $1.77 on September 30, 2005 and for fiscal 2004 have been expressed in U.S. dollars based on the noon buying rate for the British pound sterling of $1.8031 on September 24, 2004.
(19)	Comprised of $56,661 in employer contributions under our United Kingdom group personal pension plan.
(20)	Comprised of $53,649 in employer contributions under our United Kingdom group personal pension plan and funded unapproved retirement benefits scheme.
(21)	Comprised of $53,642 in employer contributions under our United Kingdom group personal pension plan and funded unapproved retirement benefits scheme and $3,110 in life insurance premiums.
(22)	Mr. Yeaman joined us as Vice President and Chief Financial Officer on October 24, 2005, and his salary for fiscal 2006 reflects a partial year of employment.
(23)	Bonus paid for fiscal 2006 includes a $50,000 sign-on bonus paid during the fiscal year.
(24)	Comprised of 150,000 options granted in connection with commencement of employment.
(25)	Comprised of $881 in life insurance premiums.

2006 Dolby Annual Incentive Plan

On December 22, 2005, the Compensation Committee adopted a cash bonus plan for fiscal 2006 under the 2005 Stock Plan, entitled the 2006 Dolby Annual Incentive Plan (the “2006 DAIP”).

Executive officers were eligible to receive bonuses pursuant to the 2006 DAIP. Individual bonuses were determined based upon a combination of the level of funding of the bonus pool and achievement of personal objectives. The Compensation Committee determined that the bonus pool under the 2006 DAIP would be funded to the extent that the Company achieved certain pre-tax profit margin and gross revenue goals during the 2006 fiscal year.

Target bonuses were a percentage of each executive’s salary. Target bonuses and individual performance objectives for executive officers were set by the Compensation Committee. For the 2006 fiscal year, the target bonuses for the Company’s executive officers were: 75% of base salary for our Chief Executive Officer and 50% to 55% of base salary for our other executive officers. For fiscal 2006, individual performance objectives for executive officers included, depending on the particular executive officer, the achievement of certain objectives related to business development, research and product expansion, financial, sales and marketing initiatives, and internal controls and procedures.

The actual bonus amounts payable to the executives were based on the percentage by which the individually-established performance objectives were met or exceeded. These bonuses could have been less than, or exceeded, the executive’s target bonus, depending on the extent to which the bonus pool was funded and achievement of such executive’s personal objectives. However, no actual bonus could exceed the limitations in the 2005 Stock Plan. An executive officer could only be paid a bonus under the 2006 DAIP if the Compensation Committee certified in writing that the applicable individual performance objectives had been met. On November 14, 2006 the Compensation Committee certified the extent by which the Company’s fiscal 2006 pre-tax profit margin and gross revenue goals and applicable executive individual performance objectives had been met. Pursuant to a delegation of authority by the Company’s Board of Directors and based on the level of attainment of these goals and objectives, the Compensation Committee awarded fiscal 2006 cash bonuses to our Chief Executive Officer and the other executive officers.

Senior Executive Supplemental Retirement Plan and U.K. Funded Unapproved Retirement Benefits Scheme

Senior Executive Supplemental Retirement Plan. We maintain a nonqualified senior executive supplemental retirement plan, which provides supplemental retirement benefits for a select group of executive employees based on contributions we made to the plan and the gains and losses on the investment of those contributions. Distributions from the senior executive supplemental retirement plan are made in a single lump sum, or, at a participant’s election, in up to ten installments. Prior to fiscal 2005 we made annual contributions on behalf of each participant in an amount necessary to fund a hypothetical joint and 50% survivor annuity benefit payable to each participant commencing at age 65. The hypothetical monthly benefit is determined on the basis of an 8% interest rate and a standard mortality table by multiplying (i) 2% of a participant’s projected average annual compensation by (ii) a participant’s total expected years of service with us up to 30 years. A participant’s projected average annual compensation is determined by averaging the participant’s estimated annual compensation over the three consecutive years of service occurring in the participant’s final three plan years preceding attainment of age 65. Each participant is 100% vested in his or her interest in the senior executive supplemental retirement plan at all times. Upon a participant’s termination of service with us for any reason other than death, a participant is entitled to his or her account balance determined as of the valuation date immediately preceding his or her termination date, which amount will be paid in a single lump sum or in up to ten installments. Upon a participant’s death, the participant’s beneficiary will receive all amounts credited to the participant’s account as of the date of death and will be paid in a single lump sum. Amounts contributed by us under the senior executive supplemental retirement plan are held in a rabbi trust and a participant’s account will be credited with investment gains and losses based on investments selected by the participant. However, if a participant fails to make an investment election, the trustee of the senior executive supplemental retirement plan may direct such investments. In fiscal 2005, the Board of Directors amended and restated the plan to comply with

Section 409A of the Internal Revenue Code (the “Code”) and Internal Revenue Service regulations under Section 409A and terminated the plan. As a result of the termination of the plan, no additional amounts will be contributed to participants under the plan, but amounts already credited to participants under the plan will remain subject to the terms and conditions of the plan and will continue to be credited with gains and losses based on the gains and losses of investment funds designated by the Company and selected by the participant. Distributions under the plan will be made in the manner and at the time described above without regard to the termination of the plan.

U.K. Funded Unapproved Retirement Benefits Scheme. In addition, certain executives in the United Kingdom may participate in the Dolby Laboratories Funded Unapproved Retirement Benefits Scheme (“FURBS”). The FURBS is similar to the senior executive supplemental retirement plan. Under the FURBS we make annual contributions on behalf of each participant in an amount necessary to fund, taking into account any contributions to the senior executive supplemental retirement plan, a hypothetical joint and 50% survivor annuity benefit payable to each participant commencing at age 65 and, under certain circumstances, before then. The hypothetical monthly benefit is determined based on the same assumptions as those used for the senior executive supplemental retirement plan. In addition, participants are also allowed to make voluntarily contributions to the FURBS. Distributions from the FURBS may be made in a single lump sum, by a life policy or an annuity paid at retirement. Each participant is 100% vested in his or her interest in the FURBS at all times. Upon a participant’s death, the participant’s beneficiary will receive all benefits credited to the participant’s account. Amounts contributed by us under the FURBS are held in a trust and a participant’s account will be credited with investment gains and losses based on investments selected by the trustee. Our board of directors may at any time amend (with the agreement of the participant) or terminate the FURBS. On May 2, 2006 the Board of Directors approved the cessation of contributions to the FURBS on behalf of each of the FURBS participants, and the initiation of corresponding contributions to each of their respective personal pension accounts under our United Kingdom group personal pension plan. Amounts already credited to participants under the FURBS remain subject to the terms and conditions of the FURBS and will continue to be credited with gains and losses based on the gains and losses of investment funds selected by the FURBS trustees. We will continue to pay the costs of managing and administrating the FURBS. Distributions from the FURBS will be made in the manner and at the time prescribed by the FURBS.

Stock Options

The following tables set forth certain information as of September 29, 2006 and for the fiscal year then ended with respect to stock options granted to and exercised by the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)(1)		Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise Price ($/Sh)(3)	Expiration Date
Name						5%($)	10%($)
Bill Jasper	—		—	—	—	—	—
Mark Anderson	—		—	—	—	—	—
Marty Jaffe	—		—	—	—	—	—
David Watts	—		—	—	—	—	—
Kevin Yeaman	150,000	(5)	45.54	$16.58	10/24/2015	$1,564,061	$3,963,638

(1)	Options were granted under our 2005 Stock Plan and have a term of ten years, subject to earlier termination relating to termination of employment.
(2)	The percentage is based on options to purchase an aggregate of 329,350 shares of our Class A Common Stock granted to our employees during fiscal 2006.

(3)	The exercise price is equal to the fair market value of our Class A Common Stock on the date of grant as determined by the closing price of our Class A Common Stock as reported by the NYSE on the day the option was granted.
(4)	The amounts shown in the table as potential realizable value represent hypothetical gains that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future stock price. Potential realizable values are net of exercise price.
(5)	Options become exercisable in four equal annual installments beginning on January 1, 2007, the first anniversary of the vesting commencement date, and under certain circumstances in connection with a change in control of the Company.

Aggregated Option Exercises in Last Fiscal Year

And Fiscal Year End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at September 29, 2006 (#)	Value of Unexercised In-the-Money Options at September 29, 2006($)(2)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Bill Jasper	341,081	$6,002,139	253,919/572,500	$4,169,741/$9,197,375
Mark Anderson	69,375	$1,345,825	10,000/108,750	$6,500/$1,418,888
Marty Jaffe	51,500	$963,514	84,750/147,500	$1,258,433/$1,860,925
David Watts	36,150	$735,826	135,000/125,000	$2,301,300/$1,846,301
Kevin Yeaman	—	—	—/150,000	—/$ 490,500

(1)	The value realized is calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2)	Calculated on the basis of the fair market value of the underlying securities at September 29, 2006 ($19.85 per share) minus the exercise price.

Employment Agreements and Change in Control Arrangements

Employment Agreements

Marty Jaffe, our Executive Vice President, Business Affairs, executed an offer letter dated September 28, 2000, effective as of November 1, 2000. In the event Mr. Jaffe’s employment terminates without cause, he will be entitled to receive severance equal to twelve months of his then current salary. Mr. Jaffe’s calendar 2007 salary is $386,000.

Mark Anderson, our Senior Vice President, General Counsel and Secretary, executed an offer letter dated October 23, 2003, effective as of November 20, 2003. In the event Mr. Anderson’s employment terminates without cause, he will be entitled to receive severance equal to twelve months of his then current salary, and his outstanding equity awards will vest in full. Mr. Anderson’s calendar 2007 salary is $335,000.

Change in Control Arrangements

Our 2000 Stock Incentive Plan and 2005 Stock Plan provide for the acceleration of vesting of awards in certain circumstances in connection with or following a change in control of the Company.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of September 29, 2006:

	Class of Common Stock	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category		(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	Class A	1,677,206	$19.08	5,182,846	(2)
	Class B	7,203,617	$2.29	263,190	(3)

Equity compensation plans not approved by security holders	Class A	—	—	—
	Class B	—	—	—

Total	Class A	1,677,206	$19.08	5,182,846	(2)
	Class B	7,203,617	$2.29	263,190	(3)

(1)	Consists of the 2000 Stock Incentive Plan, the 2005 Stock Plan and the Employee Stock Purchase Plan.
(2)	Includes 865,902 shares available for issuance under the Employee Stock Purchase Plan.
(3)	Includes 263,190 shares available for issuance under the 2000 Stock Incentive Plan. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2000 Stock Incentive Plan

Effective October 2000, we adopted the 2000 Stock Incentive Plan. The 2000 Stock Incentive Plan, as amended in April 2004 and September 2004, provides for the issuance of incentive and nonqualified stock options to employees, directors and consultants of the Company to purchase up to 15.1 million shares of Class B Common Stock. Under the terms of this plan, options become exercisable as established by the Board of Directors (generally ratably over four years), and generally expire ten years after the date of the grant. Options granted under the plan are generally granted at not less than fair market value at the date of grant, but the plan permits options to be granted at less than fair value. Our Board of Directors decided not to grant any additional options under the 2000 Stock Incentive Plan following the completion of our initial public offering on February 17, 2005.

2005 Stock Plan

In January 2005 our stockholders approved our 2005 Stock Plan, which our Board of Directors had adopted in November 2004. The 2005 Stock Plan became effective on February 16, 2005, the day prior to the completion of our initial public offering. In February 2006 our stockholders approved the amendment and restatement of our 2005 Stock Plan, which our Board of Directors had approved in December 2005, to permit certain awards under the plan to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and to permit the granting of performance cash bonus awards under the plan. Our Board of Directors further amended and restated our 2005 Stock Plan in June 2006, in its discretion as administrator of the 2005 Stock Plan, to increase the size of initial and on-going option grants for non-employee directors under the plan. Our 2005 Stock Plan provides for the ability to grant incentive stock options, non-statutory stock options, restricted stock, stock appreciation rights (“SARs”), deferred stock units, performance units, performance shares and performance cash bonus awards. A total of 6,000,000 shares of our Class A Common Stock is authorized for issuance under the 2005 Stock Plan. Any shares subject to an award with a per share price less than the fair market value of our Class A Common Stock on the date of grant will be counted against the authorized share reserve as two shares for every one share subject to the award, and if returned to the 2005 Stock Plan, such shares will be counted as two shares for every one share returned.

Employee Stock Purchase Plan

In January 2005, our Board of Directors adopted and our stockholders approved our Employee Stock Purchase Plan (“ESPP”), which allows eligible employees to have up to ten percent of their eligible compensation withheld and used to purchase shares of our Class A Common Stock. The ESPP became effective on February 16, 2005, and the first purchase took place on November 15, 2005. For the first offering period, the plan provided for the purchase of shares at 95 percent of the lower of the Company’s initial public offering price of $18.00 or the closing price on the NYSE on the last day of the offering period. For subsequent offering periods, the purchase price is 95 percent of the closing price on the NYSE on the last day of the offering period. With the exception of the first offering period, offering periods generally start on the first business day on or after May 15th and November 15th of each year. A total of 1,000,000 shares of our Class A Common Stock are authorized for sale under the ESPP.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Philosophy and Objectives

The Company’s compensation program is vital to its success. The Compensation Committee believes that compensation of the Company’s executive officers should:

•	Provide a competitive total compensation package that enables the Company to attract, motivate and retain, on a long-term basis, high caliber personnel;

•	Encourage creation of stockholder value and achievement of strategic corporate objectives;

•	Recognize individual initiative, effort and accomplishment;

•	Provide a total compensation program, which includes elements of both annual and long-term compensation, to focus management on the Company’s annual and long-term corporate objectives and strategy; and

•	Align the interests of management and stockholders and enhance stockholder value by providing management with longer-term incentives through equity ownership.

We base compensation on the level of an employee’s job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance.

Key Elements of Executive Compensation

For fiscal 2006, the primary components of the executive officers’ compensation were base salary, bonus and stock options. To ensure that the primary components of the Company’s compensation structure reflected the Compensation Committee’s philosophy, the Compensation Committee periodically consulted with an independent outside consultant, Watson Wyatt & Company, to review the Company’s salary, bonus and equity programs and to recommend to the Compensation Committees any appropriate changes to the overall compensation program.

Compensation levels for executive officers were largely determined through competitive analyses of 11 public companies as a primary external reference peer group, as well as review of published surveys. The peer group was chosen based on industry and business focus and was comprised of the following companies: Avid Technology, Inc., DSP Group, Inc., Harman International, Macromedia Inc., Macrovision Corporation, Imax Corporation, InterDigital Communications Corporation, Pinnacle Systems Inc., Polycom, Inc., RealNetworks, Inc. and Scientific-Atlanta, Inc.

To the extent possible, comparisons with peer groups were made on an executive officer level position-by-position basis. Elements of compensation compared included: base salary, annual bonus as a percentage of base salary, total cash compensation, long-term incentives, total equity holdings and total direct compensation (total cash compensation plus expected value of long-term incentives). The Compensation Committee also considered the recommendations of the Company’s Chief Executive Officer with respect to the compensation of other executive officers.

Base Salary

Base salary and total cash compensation (salary plus bonus) for the Company’s executive officers is generally targeted at the 60th percentile of the peer group, but up to the 75th percentile for above market performance and further adjusted based on tenure with the Company. Base salaries are paid on a calendar year basis. In establishing base salaries for calendar 2006 the Compensation Committee considered, among other things, the Company’s performance, including the achievement of financial objectives, the individual contributions and achievements of each executive officer in fiscal 2005 and individual executive officer salary comparisons within the peer group. Actual compensation is based on an evaluation of job responsibilities for the position, comparisons of compensation levels, Company achievements and individual performance. Individual performance is evaluated by reviewing organizational and management development progress against individual contributions and achievements. Compensation levels for the executive officers are competitive within a range that the Compensation Committee considers to be reasonable and necessary to attract and retain quality executives.

Bonus

With the input of Watson Wyatt & Company, the Compensation Committee analyzed the Company’s bonus program in the beginning of fiscal 2006 to determine how to better align Company performance and executive bonus payouts. Based on its analysis, on December 22, 2005, the Compensation Committee adopted a cash bonus plan for fiscal 2006 under the 2005 Stock Plan, entitled the 2006 Dolby Annual Incentive Plan (the “2006 DAIP”).

Executive officers were eligible to receive bonuses pursuant to the 2006 DAIP. Individual bonuses were determined based upon a combination of the level of funding of the bonus pool and achievement of personal objectives. The Compensation Committee determined that the bonus pool under the 2006 DAIP would be funded to the extent that the Company achieved certain pre-tax profit margin and gross revenue goals during the 2006 fiscal year.

Target bonuses were a percentage of each executive’s salary, and were set, along with individual performance objectives, by the Compensation Committee. For the 2006 fiscal year, the target bonuses for the Company’s executive officers were: 75% of base salary for our Chief Executive Officer and 50% to 55% of base salary for our other executive officers. For fiscal 2006, individual performance objectives for executive officers, depending on the particular officer, included: the achievement of certain objectives related to business development, research and product expansion, financial, sales and marketing initiatives, and internal controls and procedures.

The actual bonus amounts payable to the executives were based on the percentage by which the individually-established performance objectives were met or exceeded. These bonuses could have been less than, or exceeded, the executive’s target bonus, depending on the extent to which the bonus pool was funded and achievement of such executive’s personal objectives. However, no actual bonus could exceed the limitations in the 2005 Stock Plan. An executive officer could only be paid a bonus under the 2006 DAIP if the Compensation Committee certified in writing that the applicable individual performance objectives had been met. On November 14, 2006 the Compensation Committee certified the extent by which the Company’s fiscal 2006 pre-tax profit margin and gross revenue goals and applicable executive individual performance objectives had been met. Pursuant to a delegation of authority by the Company’s Board of Directors and based on the level of attainment of these goals and objectives, the Compensation Committee awarded fiscal 2006 cash bonuses to our Chief Executive Officer and the other executive officers.

Pursuant to a delegation of authority by the Company’s Board of Directors, the Compensation Committee, which is currently comprised of all of the independent members of the Company’s Board of Directors, has approved the Company performance objectives and individual performance objectives for our executive officers for fiscal 2007 and, going forward, will have the authority to approve the Company performance objectives and individual performance objectives for our executive officers.

Stock Options

For fiscal 2006, the Company targeted long-term incentive compensation for the Company’s executive officers at the median of the market.

The Company’s 2005 Stock Plan and 2000 Stock Incentive Plan are administered by the Compensation Committee. The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interests of stockholders and executives will be closely aligned. Therefore, executive officers, as well as employees and consultants, are eligible to receive stock options under the 2005 Stock Plan from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price. Prior to the Company’s initial public offering, the Board of Directors decided not to grant any additional options under our 2000 Stock Incentive Plan.

In light of evolving best practices, the Compensation Committee generally delayed awarding stock option grants to the Company’s executive officers until after the Compensation Committee had adopted an Equity-Based Award and Grant Vesting Policy. As a result, most executives did not receive options until fiscal 2007. However, the Compensation Committee did award a total of 170,000 options in fiscal 2006 to two executive officers in connection with their respective commencement of employment and promotion. The total amount of options granted to our executive officers in fiscal 2006 represented 51.6% of the total amount of options granted to all employees in fiscal 2006. In determining the amount of stock options granted to the two executive officers, the Compensation Committee considered such factors as the relative quantity of awards offered by companies within the peer group to executives in comparable positions, awards previously granted, outstanding awards, the vesting schedule of outstanding awards, and the aggregate total of all outstanding awards.

Other Elements of Compensation

Other elements of the Company’s executive officer compensation program include an Employee Stock Purchase Plan and profit-sharing and matching 401(k) plan contributions under the Company’s retirement plan. Although the Company maintains a senior executive supplemental retirement plan, the Company ceased making contributions to the plan in fiscal 2004.

Fiscal 2006 CEO Compensation

In establishing Mr. Jasper’s compensation for fiscal 2006, we applied the principles outlined above in the same manner as they were applied to the other executives. As part of this process, the Compensation Committee considered the recommendations of its independent outside consultant as well as the historical compensation levels paid to chief executive officers by those companies selected for peer group comparison. Mr. Jasper’s base salary for calendar 2006 was $624,000, which was a 4.0% increase over his base salary for calendar 2005.

In determining Mr. Jasper’s annual bonus for fiscal 2006, the Compensation Committee evaluated his fiscal 2006 performance. In this regard, the Compensation Committee considered the Company’s achievement of a certain level of revenue and pre-tax margin in fiscal 2006 and Mr. Jasper’s accomplishment of objectives that had been established at the beginning of the fiscal year relating to business development, research, financial, sales and marketing initiatives, operational growth and efficiencies and internal controls and procedures. Following its evaluation, the Compensation Committee certified the extent by which the Company’s fiscal 2006 pre-tax profit margin and gross revenue goals and Mr. Jasper’s individual performance objectives had been met. Based on the level of attainment of these goals and objectives and on the formula for Mr. Jasper’s bonus described above, the Compensation Committee granted Mr. Jasper a bonus of $585,000 for his efforts in fiscal 2006 pursuant to the 2006 DAIP. This placed Mr. Jasper’s salary and bonus compensation in the 75th percentile of historical salaries and bonus compensation paid by those companies selected for peer group comparison.

The Compensation Committee did not award any options to our Chief Executive Officer in fiscal 2006 for the reasons described above.

Under Mr. Jasper’s leadership in fiscal 2006, the Company achieved record revenue, a 19% increase over fiscal 2005 revenue, as well as record net income and earnings per share. In addition, during fiscal 2006 the Company continued to diversify its revenue across markets. The Compensation Committee considers Mr. Jasper’s overall compensation level for fiscal 2006 to be competitive, reasonable and necessary as his performance in fiscal 2006 met the Compensation Committee’s expectations.

Mr. Jasper is a member of the Board of Directors, but he did not participate in Board or Compensation Committee deliberations regarding the setting of his compensation for fiscal 2006.

Miscellaneous

The Company’s policy generally is to attempt to qualify compensation, including stock options and annual incentive bonuses, awarded or paid to executive officers for deductibility under Section 162(m) of the Code. However, interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it may not necessarily seek to limit executive compensation to that deductible under Section 162(m) of the Code.

Compensation Committee

Peter Gotcher, Chairman

Sanford Robertson

Roger Siboni

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors is comprised of three directors, each of whom qualifies as “independent” under the current listing requirements of the NYSE. The current members of the Audit Committee are Peter Gotcher, Sanford Robertson and Roger Siboni. The Audit Committee acts pursuant to a written charter that was originally adopted by the Board of Directors on November 3, 2004 and amended and restated on November 14, 2006 and is included with this Proxy Statement as Appendix A.

In performing its functions, the Audit Committee acts in an oversight capacity and relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports and the Company’s internal controls, and (ii) the independent registered public accounting firm, which, in its report, expresses an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the Audit Committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess the Company’s internal control over financial reporting.

Within this framework, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 29, 2006 and the Company’s internal control over financial reporting. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures and letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, has discussed with the independent registered public accounting firm, KPMG LLP, the independence of that firm and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2006.

Audit Committee

Roger Siboni, Chairman

Peter Gotcher

Sanford Robertson

STOCK PRICE PERFORMANCE GRAPH

The following graph illustrates a comparison of the total return of the Company’s Class A Common Stock with the total return for the New York Stock Exchange Composite Index (the “NYSE Composite”) and the Russell 3000 Index (the “Russell 3000”) for the period from February 17, 2005 (the date the Company’s Class A Common Stock commenced trading on the NYSE) through September 29, 2006. Although the Company’s Class A Common Stock was initially listed at $18.00 per share on the date of the Company’s initial public offering, February 17, 2005, the $18.00 price is not reflected in the graph. Instead, the figures represented below assume an investment of $100 in the Company’s Class A Common Stock at the closing price on February 17, 2005 ($24.30) and in the NYSE Composite and the Russell 3000 on January 31, 2005 and the reinvestment of dividends into shares of common stock. The comparisons in the table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company’s Class A Common Stock.

	Cumulative Total Return
	2/17/05	3/31/05	5/31/05	7/29/05	9/30/05	11/30/05	1/31/06	3/31/06	5/31/06	7/31/06	9/29/06
DOLBY LABORATORIES, INC.	100.00	96.71	82.06	78.31	65.84	70.16	83.83	86.01	90.86	82.51	81.69
NYSE COMPOSITE	100.00	101.61	101.78	107.45	110.13	110.52	117.33	119.86	119.41	120.85	124.48
RUSSELL 3000	100.00	100.47	102.01	106.94	106.85	108.93	112.67	114.82	112.35	112.44	117.77

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by KPMG LLP for audit and other services rendered.

	Fiscal Years Ended
	2006	2005
Audit Fees (1)	$3,508,797	$875,355
Audit-Related Fees (2)	—	990,179
Tax Fees (3)	—	—
All Other Fees (4)	339,809	13,658

	$3,848,606	$1,879,192

(1)	Audit fees consist of fees incurred or expected to be incurred for professional services rendered for the audit of our annual consolidated financial statements, the audit of management’s assessment of our internal control over financial reporting, the audit of the effectiveness of our internal control over financial reporting, review of our quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” In fiscal 2005, this consisted primarily of accounting advice and consultations related to our initial public offering, as well as documentation assistance procedures to meet the requirements of the Sarbanes-Oxley Act of 2002. In fiscal 2006, no Audit-related fees were incurred.
(3)	The Company generally does not engage KPMG LLP for tax services.
(4)	All other fees consist of fees billed in connection with audits of our licensees in fiscal 2005 and fiscal 2006

The Audit Committee considered whether the provision of services other than audit services is compatible with maintaining KPMG LLP’s independence.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee also has delegated authority to the chairman of the Audit Committee to approve (i) non-audit related services to be provided by the Company’s principal registered public accounting firm, and (ii) statutory audit services to be provided by the Company’s principal registered public accounting firm or other auditors.

All services and fees provided to the Company by KPMG LLP in fiscal 2006 were pre-approved by the Audit Committee.

Required Vote

Ratification requires the affirmative vote of a majority of the voting power of the shares present and voting at the Annual Meeting in person or by proxy. Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” ratification of KPMG LLP as the Company’s independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the Company’s Class A Common Stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC and the NYSE. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended September 29, 2006 all Reporting Persons complied with all applicable reporting requirements, except that, due to a clerical error, Mark Anderson was one day late in reporting a sale on Form 4.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2008 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is August 30, 2007.

Our Bylaws contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals. Under our Bylaws, a stockholder proposal will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, the Company’s Bylaws provide that such stockholder’s notice must be delivered to or mailed and received by the secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

ANNUAL REPORT

The Company will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of Common Stock at the close of business on December 14, 2006, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules. The written request should be sent to: Investor Relations Department, Dolby Laboratories, Inc., 100 Potrero Avenue, San Francisco, CA 94103-4813.

Whether you intend to be present at the Annual Meeting or not, we urge you vote by using the internet or telephone, or signing and mailing the enclosed proxy promptly.

By order of the Board of Directors.

Bill Jasper

President and Chief Executive Officer

December 28, 2006

Appendix A

DOLBY LABORATORIES, INC.

AUDIT COMMITTEE CHARTER

(As amended and restated November 14, 2006)

PURPOSE

The primary functions of the Audit Committee are to assist the Board of Directors of Dolby Laboratories, Inc. in monitoring (1) the integrity of Dolby’s financial statements, (2) Dolby’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, (4) the performance of Dolby’s internal audit function and independent auditors and (5) Dolby’s system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission to be included in Dolby’s annual proxy statement.

MEMBERSHIP REQUIREMENTS

The Audit Committee shall consist of at least three members of the Board. The members of the Audit Committee shall meet the independence requirements of the New York Stock Exchange and the rules and regulations of the SEC.

Each member of the Audit Committee must be financially literate, as such qualification is interpreted by Dolby’s Board in its business judgment. At least one member of the Audit Committee must have accounting or related financial management expertise, as Dolby’s Board interprets such qualification in its business judgment. Audit Committee members shall not serve on the audit committee of more than two other publicly traded companies unless the Board determines in advance that the simultaneous service does not impair such Audit Committee member’s ability to effectively serve on the Audit Committee and makes the related required disclosure in Dolby’s annual proxy statement.

The members of the Audit Committee shall be appointed by the Board upon recommendation of the Nominating and Governance Committee. Audit Committee members may be replaced by the Board.

AUTHORITY AND RESPONSIBILITIES

•	The Audit Committee shall appoint and oversee the work of the independent auditors, approve the compensation of the independent auditors and review and, if necessary, discharge the independent auditors. In this regard, the independent auditors shall report directly to the Audit Committee, and the Audit Committee shall have the sole authority to approve the hiring and discharging of the independent auditors, all audit engagement fees and terms and, to the extent permissible, all non-audit engagements with the independent auditors.

•	The Audit Committee shall pre-approve (or, where permitted under the rules of the SEC, subsequently approve) engagements of the independent auditors to render audit or non-audit services and/or establish pre-approval policies and procedures for such engagements, provided that (A) such policies and procedures are detailed as to the particular services rendered, (B) the Audit Committee is informed of each such service and (C) such policies and procedures do not include delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934.

•	The Audit Committee shall evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the lead audit partner or the auditing firm, and take appropriate action to oversee the independence of the independent auditors. In making its evaluation, the Audit Committee should take into account the opinions of management and Dolby’s internal auditors and the report delivered by the independent auditors described in the following provision.

•	The Audit Committee shall, at least annually, obtain and review a report by the independent auditors describing: (A) the audit firm’s internal quality-control procedures; (B) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with any such issues; (C) all relationships between the independent auditors and Dolby to enable the Audit Committee to assess the auditors’ independence; and (D) any other matters required to be included in a letter from the independent auditors pursuant to Independence Standards Board Standard No. 1.

•	The Audit Committee shall set clear hiring policies for employees or former employees of Dolby’s independent auditors.

•	The Audit Committee shall review, in consultation with the independent auditors, the annual audit plan and scope of audit activities and monitor such plan’s progress.

•	The Audit Committee shall discuss and, as appropriate, review with management and the independent auditors Dolby’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including Dolby’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards 61 and recommend to the Board whether the audited financial statements and management’s discussion and analysis should be included in Dolby’s Form 10-K or 10-Q.

•	The Audit Committee shall discuss with management, the internal auditor and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of Dolby’s financial statements, including the review of (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in Dolby’s selection or application of accounting principles, and major issues as to the adequacy of Dolby’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Dolby’s financial statements; and (D) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance to be provided to analysts and rating agencies.

•	The Audit Committee shall receive, review and discuss quarterly reports from the independent auditors on (A) the major critical accounting policies and practices to be used; (B) significant alternative treatments of financial information within GAAP that have been discussed with management; (C) ramifications of the use of such alternative disclosures and treatments; (D) any treatments preferred by the independent auditors; and (E) other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

•	The Audit Committee shall review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The Audit Committee shall resolve any disagreements between management and the independent auditors regarding financial reporting.

•	The Audit Committee shall discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Dolby’s financial statements or accounting policies.

•	The Audit Committee shall discuss, in a general manner, earnings press releases and financial information and earnings guidance to be provided to analysts and rating agencies, including the proposed use of any “pro forma” or “adjusted” non-GAAP information.

•	The Audit Committee shall discuss guidelines and policies with respect to risk assessment and risk management.

•	The Audit Committee shall discuss with Dolby’s general counsel legal matters that may have a material impact on the financial statements or Dolby’s compliance procedures.

•	The Audit Committee shall review the adequacy and effectiveness of Dolby’s internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of Dolby’s audit function, as well as any special audit steps adopted in light of material control deficiencies, through inquiry and discussions with Dolby’s independent auditors and management. In addition, the Audit Committee shall review the reports prepared by management, and attested to by Dolby’s independent auditors, assessing the adequacy and effectiveness of Dolby’s internal controls and procedures, prior to the inclusion of such reports in Dolby’s periodic filings as required under SEC rules. The Audit Committee shall review disclosures regarding Dolby’s internal controls that are required to be included in SEC reports.

•	The Audit Committee shall establish procedures for receiving, retaining and treating complaints received by Dolby regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee shall review, approve and monitor the portions of Dolby’s code of ethics applicable to its senior financial officers.

•	The Audit Committee shall review on a regular basis management’s assessment (and the basis therefore) of the adequacy and effectiveness of Dolby’s system of disclosure controls and procedures, including by meeting periodically with the Company’s management, independent auditors and legal counsel to review their assessment of such disclosure controls and procedures and to review, before its release, the disclosure regarding such system of disclosure controls and procedures required under SEC rules to be contained in the Company’s periodic filings.

•	The Audit Committee shall act as Dolby’s Qualified Legal Compliance Committee (“QLCC”) for the purposes of internal and external attorney reporting under SEC rules. The Audit Committee shall establish procedures for the confidential receipt, retention and consideration of any attorney report to the QLCC.

•	The Audit Committee shall make regular reports to the Board, which reports shall include any issues that arise with respect to the quality or integrity of Dolby’s financial statements, Dolby’s compliance with legal or regulatory requirements, the performance and independence of Dolby’s independent auditors or the performance of the internal audit function.

•	At least annually, the Audit Committee shall evaluate its performance. The Audit Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended changes to Dolby’s, the Board’s or the Audit Committee’s own policies or procedures.

•	The Audit Committee shall review and reassess the adequacy and scope of this Charter annually and recommend any proposed changes to the Board for approval.

•

The Audit Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. Dolby shall provide for appropriate funding, as determined by the Audit Committee, for payment of (1) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for Dolby, (2) compensation to any advisers employed by the Audit Committee and (3) ordinary administrative expenses of the Audit Committee that are necessary or appropriate for carrying out its duties.

•	Periodically, the Audit Committee shall meet separately with Dolby’s management, with the internal auditors and with the independent auditors.

•	The Audit Committee may form subcommittees for any purpose that the Audit Committee deems appropriate and may delegate to such subcommittees such power and authority as the Audit Committee deems appropriate. The Audit Committee shall not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the Audit Committee as a whole.

•	The Audit Committee will set its own schedule of meetings and will meet at least quarterly, with the option of holding additional meetings at such times as it deems necessary. The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

•	The Audit Committee shall perform such other functions as assigned by law, Dolby’s certificate of incorporation or bylaws or the Board.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Dolby’s financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

It is recognized that the members of the Audit Committee are not full-time employees of Dolby, that it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and that each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside Dolby from which the Audit Committee receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee, in either instance absent actual knowledge to the contrary.

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☐Mark this box with an X if you have made changes to your name or address details above.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR items 1 and 2.

A.	Election of Directors
1. Election of Directors.
Nominees:
	For	Withhold		For	Withhold

01 - Ray Dolby	☐	☐	04 - Sanford Robertson	☐	☐

02 - Bill Jasper	☐	☐	05 - Roger Siboni	☐	☐

03 - Peter Gotcher	☐	☐

B.	Issues	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 28, 2007.		☐	☐	☐	Mark this box with an X if you have made comments below.	☐

3. In their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

C.	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign EXACTLY as name(s) appear(s) on this proxy. If shares are held jointly, each holder must sign. If signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy)	Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

For Annual Meeting - February 6, 2007

Bill Jasper and Mark Anderson, or either of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth on the reverse side and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Dolby Laboratories, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m., Pacific Standard Time, at the executive offices of Dolby Laboratories, Inc. located at 100 Potrero Avenue, San Francisco, CA 94103-4813, or any postponement, adjournment or continuation thereof, and instructs said proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have the authority to vote FOR items 1 and 2, and in accordance with the discretion of the proxies on any other matters as may properly come before the annual meeting.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on February 6, 2007.

THANK YOU FOR VOTING